REPORT OF INDEPENDENT
 CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
Shareholders and Board of Trustees
Professionally Managed Portfolio
New York, New York
In planning and performing our audit of the financial
statements of the Pzena Focused Value Fund, a series
of shares of Professionally Managed Portfolios, for the
 period ended April 30, 2000, we considered its
internal control structure, including procedures for
safeguarding securities, in order to determine our
auditing procedures for the purpose of expressing
our opinion on the financial statements and to comply
 with the requirements of Form N-SAR, not to provide
 assurance on the internal control structure.
The management of the Fund is responsible for establishing
and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management
are required to assess the expected benefits and related
 costs of internal control structure policies and
procedures.   Two of the objectives of an internal control
structure are to provide management with reasonable, but
not absolute, assurance that assets are safeguarded against
 loss from unauthorized use or disposition, and that
transactions are executed in accordance with management's
 authorization and recorded properly to permit preparation
of financial statements in conformity with generally
 accepted accounting principles.
Because of inherent limitations in any internal control
structure, errors or irregularities may occur and not be
 detected.   Also, projection of any evaluation of the
 structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or
 that the effectiveness of the design and operation may deteriorate. Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants.   A material weakness is a condition in
 which the design or operation of the specific internal
control structure elements does not reduce to a relatively
 low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a
 timely period by employees in the normal course of
 performing their assigned functions.   However, we noted
 no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of April 30, 2000.
This report is intended solely for the information and use of management and the Securities and Exchange
Commission, and should not be used for any other purpose.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
June 9, 2000